                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting  Material  Pursuant to 240.14a-11(c) or 240.14a-12

                           APPAREL AMERICA, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                APPAREL AMERICA, INC.
                                  1175 State Street
                             New Haven, Connecticut 06511




                                       December 17, 1996


Dear Shareholder:

    Once again, it is my pleasure to invite you to our annual meeting of shareholders, which will be held on January 29, 1997, at 10:00 a.m. at the University Club, 1 West 54th Street, New York, New York 10022.

    At the meeting, we will elect six (6) directors for a one year term expiring in 1998, appoint independent public accountants for the Company and transact such other business as may come before the meeting.

    Your Board of Directors and I look forward to meeting with you and sincerely hope you will be present at the meeting. Even if you plan to attend the meeting, please return your signed proxy as soon as possible.


                                       Sincerely,

                                       BURTON I. KOFFMAN


                                       Chairman of the Board

                                APPAREL AMERICA, INC.
                                  1175 STATE STREET
                             NEW HAVEN, CONNECTICUT 06511


                    NOTICE OF 1997 ANNUAL MEETING OF SHAREHOLDERS


                                       December 17, 1996


To the Shareholders of
APPAREL AMERICA, INC.:

    NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Apparel America, Inc. will be held at the University Club, 1 West 54th Street, New York, New York 10022, on January 29, 1997, at 10:00 a.m., for the following purposes:

         (1) to elect six (6) directors who will constitute the entire Board of Directors;

         (2) to appoint independent public accountants for the Company for fiscal year 1997, and;

         (3) to transact such other business as may come before the meeting or any adjournment or adjournments thereof.

    The Board of Directors has fixed the close of business on December 16, 1996 as the record date for the determination of shareholders who will be entitled to notice of and to vote at the meeting.

    Each shareholder is requested to date, sign and return the accompanying proxy in the enclosed return envelope, to which no postage need be affixed if mailed in the United States.


                                       By order of
                                       the Board of Directors,

                                       RICHARD E. KOFFMAN


                                       Secretary

                                APPAREL AMERICA, INC.
                                  1175 STATE STREET
                             NEW HAVEN, CONNECTICUT 06511



                                   PROXY STATEMENT


    This proxy statement is furnished to the shareholders of Apparel America, Inc. (the "Company") in connection with the solicitation of proxies to be used in voting at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on January 29, 1997 and at any adjournments of such Annual Meeting. The enclosed proxy is solicited on behalf of the Board of Directors of the Company. Enclosed with this Proxy Statement is the Company's Annual Report on Form 10-K for the year ended July 31, 1996.

    Any shareholder giving a proxy may revoke it at any time prior to its use at the meeting. A proxy may be revoked in writing delivered to the Company, or by attending the Annual Meeting and voting in person. Submission of a later dated proxy will revoke any earlier dated proxy. Unless previously revoked, proxies so delivered will be voted at the meeting. Where a choice or instruction is specified by the shareholder thereon, the proxy will be voted in accordance with such specification. Where a choice or instruction is not specified by such shareholder, the proxy will be voted as recommended by the directors.

                               I.ELECTION OF DIRECTORS

    To be elected, each director must receive the affirmative vote of the holders of a plurality of the issued and outstanding shares of Common Stock represented in person or by proxy at the Annual Meeting.

    The Board of Directors recommends that the shareholders elect Burton I. Koffman, Richard E. Koffman, Jeffrey P. Koffman, Arthur G. Cohen, Bernard Tessler and Eric T. Weitz, who have been duly nominated by the Board of Directors, to serve a term of one year as directors, until the next Annual Meeting of Shareholders or until his successor is elected and qualified.

    It is the intention of the persons named as proxies to vote the proxies, unless the authority to vote is specifically withheld, to elect as directors the six (6) nominees set forth below (see "Nominees for Election as Directors"). In the event any nominee should not continue to be available for election, such proxies will be voted for the election of such other person as the Board of Directors may recommend. The Company does not presently contemplate that any of the nominees will become unavailable for election for any reason.

    The Board of Directors recommends a vote FOR this proposal.

                        II.NOMINEES FOR ELECTION AS DIRECTORS

    The following table sets forth certain information regarding the nominees for election to the Company's Board of Directors:


      NAME                   AGE                 CAPACITY
      ----                   ---                 --------

Burton I. Koffman            71             Chairman of the Board
                                            and Chief Executive Officer
                                            of the Company

Richard E. Koffman           64             Vice Chairman of the
                                            Board, Executive Vice
                                            President and Secretary
                                            of the Company

Jeffrey P. Koffman           31             Director and President of
                                            the Company

Arthur G. Cohen              66             Director of the Company

Eric T. Weitz                52             Director and Executive Vice
                                            President of the
                                            Company; President of the
                                            Robby Len Division

Bernard Tessler              46             Director of the Company
______________________________

         Burton I. Koffman has served as Chairman of the Board of the Company since January 1989 and as Chief Executive Officer of the Company since October 1989. Mr. Koffman served as President of the Company from January 1989 until October 1989 and from June 1995 to February 1996.

         Richard E. Koffman has served as Vice Chairman of the Board of the Company since October 1989 and as a Director, Executive Vice President and Secretary of the Company since January 1989. Mr. Koffman is also Treasurer, Vice President, Secretary, and a Director of Empire Industries, Inc. and Executive Vice President and Secretary of Public Loan Company, Inc.

         Jeffrey P. Koffman has served as a Director of the Company since June 1995 and Executive Vice President from June 1994 to February 1996. Mr. Koffman was appointed President of the Company in February 1996. Mr. Koffman served as a financial analyst with Security Pacific from 1987 to 1989. In 1989, Mr. Koffman became Vice President of Pilgrim Industries and in 1990, he became the President of that Company. From 1994 to present, Mr. Koffman has served in an executive capacity with Tech Aerofoam Products.

         Arthur G. Cohen has served as a Director of the Company since July 25, 1989. Mr. Cohen is a self-employed real estate developer and investor. Among other positions, he serves as Chairman of the Board of The Arlen Corporation.

         Eric T. Weitz has served as a Director of the Company since January 1995 and as President of the Robby Len Division since January 1994. Mr. Weitz was appointed Executive Vice President of the Company in February 1996. Mr. Weitz served as Vice President - Marketing for Robby Len Fashions from 1983 until it was acquired by the Company in January 1989 and continued in that capacity for the Company's Robby Len Division until January 1994. Previously, Mr. Weitz served in various sales and executive capacities in the apparel industry.

         Bernard Tessler was elected a Director of the Company in February 1996. Mr. Tessler is Chairman, President and Chief Executive Officer of LFS Acquisition Inc., a company which owns a chain of children's specialty apparel stores, a position he assumed in June 1995. From 1987 to 1991, Mr. Tessler was President and CEO of Children's Creative Workshop, Ltd.

         Messrs. Burton I. Koffman and Richard E. Koffman are brothers and Jeffrey P. Koffman is the son of Burton I. Koffman.

         The Board of Directors held two meetings during the year ended July
31, 1996. All other actions of the Board of Directors during the year ended July 31, 1996 were taken by unanimous written consent. There are two committees of the Board of Directors, an Audit Committee and an Executive Compensation Committee. The Company has no standing nominating committee of the Board of Directors or committee performing a similar function. Officers are elected by, and serve at the discretion of, the Board of Directors.

                 III. OWNERSHIP INTEREST OF OFFICERS, DIRECTORS AND
                           NOMINEES FOR BOARD OF DIRECTORS

         The following table sets forth the holdings, as of December 1, 1996, of the Company's Common Stock by (i) each person who held of record more than 5% of the Company's Common Stock, (ii) each of the directors of the Company and
(iii) all directors and officers as a group:

                                               SHARES
                           TITLE OF            BENEFICIALLY        PERCENT
NAME AND ADDRESS           CLASS               OWNED               OF CLASS
----------------           --------            ------------        --------

PLC, Inc.                  Common Stock        4,211,400(1)         21.31%
300 Plaza Drive            $.05 par value
Vestal, New York

Mayfair Industries, Inc.   Common Stock        3,563,640(1)         18.03%
300 Plaza Drive            $.05 par value
Vestal, New York

Burton I. Koffman          Common Stock        2,124,456(2)         10.75%
300 Plaza Drive            $.05 par value
Vestal, New York

REK Corp.                  Common Stock        1,901,677(1)          9.62%
300 Plaza Drive            $.05 par value
Vestal, New York

Richard E. Koffman         Common Stock        1,074,037(2)          5.43%
300 Plaza Drive            $.05 par value
Vestal, New York

Arthur G. Cohen            Common Stock          884,000(3)          4.47%
1501 Broadway              $.05 par value
New York, New York

Jeffrey P. Koffman         Common Stock          600,000             3.04%
300 Plaza Drive            $.05 par value
Vestal, New York

All Directors and          Common Stock        5,187,599(4)         26.25%
Officers as a Group        $.05 par value
 (5 persons)

The Koffman Group          Common Stock       15,220,778(5)         77.02%
 (13 persons)              $.05 par value
300 Plaza Drive
Vestal, New York

________________


(1) PLC, Inc., Mayfair Industries, Inc. and REK Corp. are substantially all owned, directly or indirectly, by members of the Koffman family. See Footnote (5) below.

(2) The number of shares of Common Stock set forth herein includes 943 shares of Common Stock jointly held by Messrs. Burton I. Koffman and Richard E. Koffman, of which each owns an undivided 50% interest, and 645,817 in the case of Mr. Burton I. Koffman and 601,347 in the case of Richard E. Koffman of the shares held by Empire Industries, Inc. and Public Loan Company, Inc., all of the stock of which is owned directly or indirectly by them and members of their families.

(3) Mr. Arthur G. Cohen holds the shares of Common Stock set forth herein for the benefit of Ben Arnold Company, Inc., a corporation owned 50% by members of Mr. Cohen's immediate family, the beneficial ownership of which Mr. Cohen disclaims, and 50% by members of Messrs. Burton I. Koffman and Richard E. Koffman's immediate families, the beneficial ownership of which each disclaims. Mr. Cohen also disclaims beneficial ownership of 194,720 shares of Common Stock owned by Karen Cohen, his wife.

(4) The number of shares of Common Stock set forth herein includes the shares of Common Stock reported above for Messrs. Burton I. Koffman, Richard E. Koffman, Arthur C. Cohen and Jeffrey P. Koffman. Also included herein are 505,106 shares of Common Stock beneficially owned by Mr. David L. Koffman, a Vice President and Assistant Secretary of the Company and the son of Burton I. Koffman and brother of Jeffrey P. Koffman.

(5) The members of this reporting group include Messrs. Burton I. Koffman, Richard E. Koffman, Jeffrey P. Koffman, David L. Koffman and members of their immediate families, as well as entities controlled by members of the Koffman family. The number of shares of Common Stock set forth herein includes the shares of Common Stock reported above for Messrs. Burton I. Koffman, Richard E. Koffman, Jeffrey P. Koffman and David L. Koffman.

              IV. SALARIES AND COMPENSATION OF OFFICERS, DIRECTORS AND
                           NOMINEES FOR BOARD OF DIRECTORS

         The following table sets forth all compensation paid or accrued by the Company for the years ended July 31, 1996, July 31, 1995 and July 31, 1994, to or for the chief executive officer and the remaining four most highly compensated executive officers and key employees of the Company.

                     SUMMARY COMPENSATION TABLE
                     --------------------------

NAME AND                           ANNUAL COMPENSATION   ALL OTHER
PRINCIPAL POSITION           YEAR  SALARY($)  BONUS($) COMPENSATION ($)
------------------           ----  ---------  -------- ----------------
Burton I. Koffman            1996       -        -         40,000
Chairman of the Board,       1995       -        -         40,000
 Chief Executive             1994       -        -         40,000
 Officer of the Company

Eric T. Weitz                1996   240,000     33,240      3,840
Executive Vice Pres-         1995   240,000    144,600      4,800
  ident of the Company,      1994   192,000    100,000          -
  President of the Robby
  Len Division

Mark D. Greenberg            1996   150,000     16,620      3,696
V.P. of the Company,         1995   150,000     72,300      3,000
 V.P. - Operations           1994   150,000     50,000          -
 of the Robby Len
 Division

Murray Merl                  1996   136,500     16,620      3,347
V.P. of Manufacturing        1995   130,000     54,225      2,600
 of Robby Len Division       1994   100,000     37,500          -

Frederick M. D'Amato         1996   110,300     16,620      3,770
Vice President -             1995   105,000     54,225      2,100
  Finance                    1994   100,000     25,000          -

    Directors who are not officers or employees of the Company receive an annual fee of $5,000 and $500 per meeting attended for their services as directors. The Board of Directors held two meetings during the year ended July 31, 1996.

    Mr. Burton I. Koffman and Mr. Richard E. Koffman receive an annual consulting fee of $40,000 (as disclosed above) and $60,000, respectively. Mr. Jeffrey P. Koffman receives an annual salary of $36,000.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         THE REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS SHALL NOT BE DEEMED FILED UNDER THE SECURITIES ACT OF 1993 (THE "SECURITIES ACT") OR UNDER THE SECURITIES EXCHANGE ACT OF 1934 (THE "EXCHANGE ACT").

GENERAL

         The Compensation Committee was established in 1989 when the Company acquired the existing Robby Len Division and the now discontinued Mayfair Division. At the time of the 1989 acquisitions, the Company's Compensation Committee reviewed the compensation level of the executive officers of Robby Len and Mayfair and adopted their existing compensation plans. The members of the Compensation Committee for the last fiscal year were Burton I. Koffman, Jeffrey
P. Koffman and Arthur G. Cohen.

COMPENSATION PHILOSOPHY

         The Compensation Committee's executive compensation philosophy is to provide competitive levels of compensation, integrate executive officer's pay with the achievement of the Company's annual and long-term performance goals, reward above average corporate performance, recognize individual initiative and achievement, and assist the Company in attracting and retaining qualified executive officers. Executive officer compensation is intended to be set at levels that the Compensation Committee believes are consistent with others in the Company's industry and gives emphasis to the need for the best creative talent available in product related positions.

         The Compensation Committee plans to further review the Company's existing executive officer compensation plans in 1997 and intends to modify such plans as required to fit within the announced philosophy of the Committee.

BASE SALARIES

         Base salaries for new executive officers are determined initially by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for managerial and creative talent. Annual salary adjustments are determined by evaluating the competitive marketplace, the performance of the Company, the performance of the executive and any increased responsibilities assumed by the executive. Salary adjustments are determined and normally made on an annual basis.

         Salaries for the year ended July 31, 1996 for Messrs. Merl and D'Amato were based on levels established and approved by the Company's Board of Directors in August 1995. Mr. Greenberg's salary for the year ended July 31, 1996 was based on a level established and approved by the Company's Board of Directors in August 1992. Mr. Weitz's salary for the year ended July 31, 1996 was based on a level established and approved by the Company's Board of Directors in August 1994. Mr. Burton I. Koffman's compensation is based on a consulting arrangement.

ANNUAL BONUSES

         The Company has a bonus incentive program for its executive officers. The bonuses, if any, awarded are based upon minimum levels of profitability, as defined. Based on the performance of the Robby Len Division, bonuses were awarded for the year ended July 31, 1996 to Messrs. Weitz, Greenberg, Merl and D'Amato.

Dated:  December 16, 1996              THE COMPENSATION COMMITTEE

                                            BURTON I. KOFFMAN
                                            JEFFREY P. KOFFMAN
                                            ARTHUR G. COHEN

                           V. VOTING SECURITIES OUTSTANDING

    Only holders of record of Common Stock at the close of business on December 16, 1996 will be entitled to vote at the meeting. On such date, there were outstanding 19,762,645 shares of Common Stock, each share of which entitles the holder to one vote.


                            VI.  COMMON STOCK PERFORMANCE

         The following graph compares the yearly percentage change in the Company's cumulative total stockholder return on Common Stock with (i) the cumulative total return of the NASDAQ market index and (ii) the cumulative total return of companies with the standard industrial code (SIC) Code 2339 over the period from August 1, 1991 through July 31, 1996. The component entities of SIC Code 2339 were generated by Media General Financial Service, Inc. All the entities in SIC Code 2339 were incorporated into the peer group.





                               [GRAPH]


----------------------------Fiscal Year Ending --------------------------------

                      1991       1992      1993      1994      1995     1996
                      ----       ----      ----      ----      ----     ----

Apparel America Inc. 100.00     100.00    100.00     100.00    200.00   900.00

Industry Index       100.00      68.87     39.75      41.32     52.94    55.75
(SIC Code 2339)

Broad Market Index   100.00     102.46    127.27     138.88    170.19   185.53
(NASDAQ Market)


Assumes $100 invested on August 1, 1991. Assumes dividends reinvested through fiscal year ended July 31, 1996.

                  VII. SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

    Any shareholder desiring to present a proposal to the shareholders at the 1998 Annual Meeting of Shareholders, currently scheduled for January 29, 1998, must transmit such proposal to the Company so that it is received by the Company at its principal executive offices on or before October 31, 1997. All such proposals should be in compliance with applicable Securities and Exchange Commission regulations.

                   VIII. ELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

    The selection of an independent public accountant is decided by a vote of the shareholders. The Board of Directors has selected BDO Seidman, LLP which has acted as auditors of the Company since 1989, to act as auditors for its current fiscal year. In the event the shareholders do not ratify the selection by the Board of Directors, the Board of Directors will replace BDO Seidman, LLP with the shareholders selection.

    Unless otherwise specified, shares represented by proxies will be voted for the appointment of BDO Seidman, LLP as auditors for fiscal year 1997. Representatives of BDO Seidman, LLP are expected to be present at the Annual Meeting. Such representatives will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

                              IX. METHOD OF SOLICITATION

    The solicitation of proxies will be principally by mail, and may be followed by telephone and personal contacts by officers, directors or regular employees of the Company. As stated below in Article XI, the cost of solicitation will be borne by the Company. The costs of proxy solicitation are not expected to exceed $10,000, unless circumstances require otherwise. Brokers and others holding shares of Common Stock in their names or in the names of their nominees will be expected to forward copies of the Company's proxy soliciting material to beneficial owners of such shares and to seek authority for execution of proxies and will be reimbursed by the Company for their reasonable expenses.

                                   X. ANNUAL REPORT

    The Company's Annual Report on Form 10-K for the year ended July 31, 1996 including financial statements, is being furnished with this Proxy Statement to shareholders of record as of December 16, 1996. The Annual Report on Form 10-K does not constitute a part of the proxy solicitation materials although the financial information and Management Discussion and Analysis contained therein is incorporated herein by reference.

    The Company will bear the cost of the solicitation of proxies including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of shares of the Common Stock of the Company.

    This proxy, when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted for Proposals 1, 2 and 3.

    The undersigned acknowledges receipt of the accompanying Annual Report and Proxy Statement dated December 17, 1996.



    _________________________          _________________________
    Account Number                     Common Shares

    1. ELECTION OF BURTON I. KOFFMAN, RICHARD E. KOFFMAN, JEFFREY P. KOFFMAN, ARTHUR G. COHEN, BERNARD TESSLER and ERIC T. WEITZ (Strike out name(s) of any nominee(s) against whom you are voting) as Directors of the Company to serve for one year until the Company's 1998 Annual Meeting (Mark Only One)

    ____ For       ____Against


    2. RATIFICATION OF THE RE-APPOINTMENT OF BDO SEIDMAN, LLP as independent accountants of the Company (Mark only one).

    ____ For       ____ Against   ____ Abstain


    3. In their discretion, upon any other business which may properly come before the meeting or any adjournment thereof.

    (When signing as attorney, trustee, executor, administrator, guardian corporate officer, etc., please give full title. If more than one trustee, all should sign. Joint owners must each sign.)


______________________________
Date

______________________________
Signature

______________________________
Signature

                                        PROXY

                                APPAREL AMERICA, INC.

      PROXY SOLICITED ON BEHALF OF THE APPAREL AMERICA, INC. BOARD OF DIRECTORS

    The undersigned hereby constitutes and appoints Burton I. Koffman, Richard
E. Koffman and Jeffrey P. Koffman, and each of them, with full power of substitution, attorneys and proxies to represent and to vote all of the shares of Common Stock which the undersigned would be entitled to vote, with all powers the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Apparel America, Inc. (the "Company"), to be held at the University Club, 1 West 54th Street, New York, New York 10022, on January 29, 1997, at 10:00 A.M., local time, and at any adjournment thereof, on all matters coming before said meeting.